Exhibit 99.1

NexTier Announces Third Quarter 2019 Financial and Operational Results
HOUSTON, Texas (November 6, 2019) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today reported third quarter 2019 financial and operational results. On October 31, 2019, NexTier completed its previously announced merger between Keane Group, Inc. (“Keane”) and C&J Energy Services, Inc. (“C&J”), and concurrent with closing, Keane, as the parent company, was renamed NexTier Oilfield Solutions Inc. Given the completion of the merger subsequent to the third quarter of 2019, results for NexTier reflect the performance of Keane only.
Results and Recent Highlights

•	Reported third quarter 2019 revenue of $444.0 million, compared to second quarter 2019 of $427.7 million

•	Realized third quarter 2019 net income of $3.6 million, compared to second quarter 2019 net loss of $5.0 million

•	Achieved third quarter 2019 Adjusted EBITDA of $88.8 million, compared to second quarter 2019 of $82.4 million

•	Generated third quarter 2019 free cash flow of $42 million and $87 million year to date through third quarter 2019
Merger Related Highlights

•	Keane and C&J merger closed on October 31, 2019, creating an industry-leading U.S. land completions provider

•	Increased expected synergies to $125 million; accelerated timing to achieve run-rate by end of second quarter 2020

•	Rationalized marketed asset base including 10% reduction in frac fleet count to 45 marketed fleets

•	Expanded ABL credit facility to $450 million; pro-forma net debt of $3 million and total liquidity of $712 million
Third Quarter 2019 Financial Results
Revenue for the third quarter of 2019 totaled $444.0 million, an increase of 4%, compared to $427.7 million for the second quarter of 2019. Net income per share for the third quarter of 2019 was $0.03, compared to net loss per share of $0.05 for the second quarter of 2019.
Adjusted Gross Profit for the third quarter of 2019 was $110.5 million, compared to $103.2 million for the second quarter of 2019. Selling, general and administrative expenses for the third quarter of 2019 totaled $33.2 million, compared to $32.6 million for the second quarter of 2019. Excluding management adjustments, selling, general and administrative expenses for the third quarter of 2019 totaled $21.1 million, compared to $21.2 million for the second quarter of 2019. Adjusted EBITDA for the third quarter of 2019 totaled $88.8 million, compared to $82.4 million for the second quarter of 2019.
“Our business performed well throughout the third quarter of 2019, as we extended our track-record of delivering on our commitments despite a challenging market backdrop,” said Robert Drummond, President and Chief Executive Officer of NexTier. “Our strong quarterly performance reflects our continued focus on cost management and efficiency, and resulted in another quarter of strong profitability per fleet and $42 million of free cash flow generation.”
Completion Services
Revenue for Completion Services totaled $437.3 million for the third quarter of 2019, an increase of 4%, compared to $420.4 million for the second quarter of 2019, driven primarily by driven by continued execution and efficiency. Adjusted Gross Profit for Completion Services totaled $109.3 million for the third quarter of 2019, compared to $102.1 million for the second quarter of 2019.
For the third quarter of 2019, the Company had an average of 22 fully-utilized fleets. Annualized revenue per average deployed hydraulic fracturing fleet for the third quarter of 2019 was $79.5 million, compared to $76.4 million for the second quarter of 2019. Annualized Adjusted Gross Profit per fleet totaled $19.9 million, compared to $18.6 million for the second quarter of 2019.

Other Services
Revenue in Other Services for the third quarter of 2019 totaled $6.6 million, compared to $7.4 million for the second quarter of 2019. Adjusted Gross Profit for the third quarter of 2019 was $1.2 million.

Third Quarter 2019 Management Adjustments
Adjusted EBITDA for the third quarter of 2019 includes adjustments of $12.2 million, driven by $6.7 million of transaction costs related to the merger with C&J and $5.5 million of non-cash stock compensation expense.
Balance Sheet and Capital
Total debt outstanding as of September 30, 2019 was $338.3 million, net of unamortized debt discounts and unamortized deferred charges and excluding lease obligations, compared to $339.0 million as of June 30, 2019. As of September 30, 2019, cash and equivalents totaled $157.0 million, compared to $117.1 million as of June 30, 2019.
Total available liquidity as of September 30, 2019 was approximately $323 million, which included availability under our asset-based credit facility. Total operating cash flow for the third quarter of 2019 was approximately $84 million. Total investing cash flow was approximately $42 million, resulting in free cash flow of approximately $42 million for the third quarter of 2019.
NexTier
Merger Update
C&J and Keane completed its previously announced merger on October 31, 2019, creating an industry-leading U.S. land completions provider called NexTier Oilfield Solutions Inc. NexTier’s common stock began trading on the New York Stock Exchange under the ticker symbol “NEX” on October 31, 2019.
“We are excited to complete our merger as planned, creating an industry-leading U.S. land completions provider,” said Robert Drummond. “I appreciate the tremendous efforts made by our collective team to achieve this milestone, and look forward to achieving continued success as NexTier. Our leadership team is laser focused on executing across NexTier’s four points of distinction, including our commitment to partnerships, safety, efficiency, and innovation.”
Synergy Update
The Company previously announced its expectation to achieve $100 million of run-rate cost synergies within one year of closing. NexTier now expects to realize $125 million of run-rate cost synergies by the end of the second quarter of 2020.
“The upsize in magnitude and acceleration in timing of our synergy commitment reflects the complementary nature of our asset base and deep experience in integration planning and execution,” said Greg Powell, Executive Vice President and Chief Integration Officer of NexTier. “Our robust integration planning process has revealed additional opportunities, and we remain highly confident in our ability to achieve our targets, while ensuring strong customer execution.”
Asset Portfolio Update
On a combined basis at closing, NexTier owned a combined fleet of approximately 2.3 million horsepower, representing 50 total hydraulic fracturing fleets. NexTier conducted a thorough review of its joint asset base as part of the Company’s integration planning. As a result of synchronizing horsepower definitions across companies, establishing fleet configurations to account for increasing job intensity, and removing assets from service, the Company has effectively reduced its marketed hydraulic fracturing asset base to 2.2 million horsepower, representing 45 total hydraulic fracturing fleets. Separately, the Company has made a number of asset retirements across its other service areas, including wireline, coiled tubing, cementing, and well services.
“We are happy to contribute to industry capacity rationalization through a sizable reduction in our effective marketed asset base,” said Robert Drummond. “As a result, our asset portfolio is even better positioned to deliver leading safety, efficiency and service quality for customers.”
Balance Sheet and Capital
Pro-forma total debt as of September 30, 2019 was approximately $338 million, net of unamortized debt discounts and unamortized deferred charges and excluding lease obligations. Pro-forma cash and equivalents as of September 30, 2019 was approximately $335 million, resulting in pro-forma net debt of approximately $3 million.
Concurrent with the closing of the merger, NexTier expanded its asset based revolving credit facility from $300 million to $450 million. Total pro-forma liquidity as of September 30, 2019 was $712 million, which includes $335 million in cash and $377 million of availability under our expanded asset based credit facility.
Guidance and Outlook

NexTier’s total revenue for the fourth quarter of 2019, covering the three months ended December 31, 2019, is expected to range between $600 million and $650 million, including between $310 million and $340 million for legacy Keane, and between $290 million and $310 million for legacy C&J. Adjusted EBTDA for the fourth quarter of 2019 is expected to range between $60 million and $75 million, including between $50 million and $60 million for legacy Keane operations, and between $10 million and $15 million for legacy C&J operations. The reduction relative to the third quarter of 2019 is primarily driven by lower utilization, mainly due to customer budget exhaustion and seasonality, as well as continued competitive pricing.
“Market conditions for U.S. completions will be challenging during the fourth quarter, driven by E&P budget exhaustion and seasonality,” said Jan Kees van Gaalen, Executive Vice President and Chief Financial Officer of NexTier. “Regardless of the industry backdrop, NexTier is uniquely positioned to deliver value to all stakeholders, supported by leading safety and service quality, profitability, balance sheet strength, and a commitment to further investment in innovation.”
Conference Call
On November 7, 2019, NexTier will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss third quarter 2019 results. Hosting the call will be management of NexTier, including Robert Drummond, President and Chief Executive Officer, Greg Powell, Executive Vice President and Chief Integration Officer, and Jan Kees van Gaalen, Executive Vice President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208, or for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the replay is 13695108. The replay will be available until November 21, 2019.
About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.
Definitions of Non-GAAP Financial Measures and Other Items
The Company has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing the Company’s ongoing operating performance, and thereby facilitate review of the Company’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to the Company’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.
Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as revenue less cost of services, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release regarding the Company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on the Company’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which the Company conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets the Company serves; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on the Company’s operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) the Company’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company’s industry; (xiii) fluctuations in the market price of the Company’s stock; (xiv) the level of, and obligations associated with, the Company’s indebtedness; and (xv) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of C&J’s businesses into the Company and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction. For a more detailed discussion of such risks and other factors, see the Company’s and C&J’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2018, filed on February 27, 2019 and August 19, 2019, respectively, and C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 27, 2019 and in other periodic filings, available on the SEC website or www.NexTierOFS.com or www.cjenergy.com. C&J assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.
Investor Contact:
Daniel Jenkins
Vice President - Investor Relations
(713) 325-6000
investors@nextierofs.com
Marc Silverberg
Managing Director (ICR)
marc.silverberg@icrinc.com

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Three Months Ended June 30,
	2019	2018	2019
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$443,953	$558,908	$427,733
Operating costs and expenses:
Cost of services	333,438	436,799	324,503
Depreciation and amortization	68,708	68,287	69,886
Selling, general and administrative expenses	33,230	27,783	32,571
(Gain) loss on disposal of assets	679	1,113	(330)
Total operating costs and expenses	436,055	533,982	426,630
Operating income	7,898	24,926	1,103
Other income (expenses):
Other income (expense), net	55	14,454	(43)
Interest expense	(5,215)	(5,978)	(5,477)
Total other income (expense)	(5,160)	8,476	(5,520)
Income (loss) before income taxes	2,738	33,402	(4,417)
Income tax benefit (expense)	820	(2,623)	(564)
Net income (loss)	3,558	30,779	(4,981)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	28	—
Hedging activities	(2,120)	1,119	(3,682)
Total comprehensive income (loss)	$1,438	$31,926	$(8,663)

Net income (loss) per share: basic	$0.03	$0.28	$(0.05)
Net income (loss) per share: diluted	$0.03	$0.28	$(0.05)

Weighted-average shares: basic	104,899	108,825	104,837
Weighted-average shares: diluted	105,259	108,990	104,837

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Nine Months Ended September 30,
	2019	2018
	(Unaudited)	(Unaudited)
Revenue	$1,293,340	$1,650,457
Operating costs and expenses:
Cost of services	995,587	1,287,892
Depreciation and amortization	210,069	187,742
Selling, general and administrative expenses	93,737	85,792
Loss on disposal of assets	831	5,169
Total operating costs and expenses	1,300,224	1,566,595
Operating income (loss)	(6,884)	83,862
Other income (expenses):
Other income, net	460	1,481
Interest expense	(16,087)	(27,285)
Total other expenses	(15,627)	(25,804)
Income (loss) before income taxes	(22,511)	58,058
Income tax expense	(718)	(4,855)
Net income (loss)	(23,229)	53,203
Other comprehensive income (loss):
Foreign currency translation adjustments	(29)	(37)
Hedging activities	(8,664)	3,429
Total comprehensive income (loss)	$(31,922)	$56,595

Net income (loss) per share: basic	$(0.22)	$0.48
Net income (loss) per share: diluted	$(0.22)	$0.48

Weighted-average shares, basic	104,721	110,706
Weighted-average shares, diluted	105,080	110,871

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS	September 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$157,025	$80,206
Accounts receivable	196,222	210,428
Inventories, net	21,585	35,669
Assets held for sale	264	176
Prepaid and other current assets	6,309	5,784
Total current assets	381,405	332,263
Operating lease right-of-use assets	41,429	—
Finance lease right-of-use assets	8,971	—
Property and equipment, net	437,262	531,319
Goodwill	132,524	132,524
Intangible assets	51,080	51,904
Other noncurrent assets	6,156	6,569
Total Assets	$1,058,827	$1,054,579
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106,118	$106,702
Accrued expenses	79,249	101,539
Current maturities of operating lease liabilities	19,378	—
Current maturities of finance lease liabilities	4,175	4,928
Current maturities of long-term debt	2,352	2,776
Customer contract liabilities	471	60
Stock based compensation	—	4,281
Other current liabilities	1,626	294
Total current liabilities	213,369	220,580
Long-term operating lease liabilities, less current maturities	22,061	—
Long-term finance lease liabilities, less current maturities	5,550	5,581
Long-term debt, net(1) less current maturities	335,965	337,954
Other non-current liabilities	9,878	3,283
Total non-current liabilities	373,454	346,818
Total liabilities	586,823	567,398
Shareholders’ equity:
Stockholders’ equity	472,400	456,485
Retained earnings	9,595	31,494
Accumulated other comprehensive loss	(9,991)	(798)
Total shareholders’ equity	472,004	487,181
Total liabilities and shareholders’ equity	$1,058,827	$1,054,579

(1)	Net of unamortized deferred financing costs and unamortized debt discounts.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended September 30,		Three Months Ended June 30,
	2019	2018	2019
Completion Services:
Revenues	$437,343	$548,418	$420,363
Cost of services	328,029	425,928	318,232
Depreciation and amortization	64,735	64,579	65,672
Operating income	$43,505	$56,771	$36,857

Average hydraulic fracturing fleets deployed	23.0	27.0	23.0
Average hydraulic fracturing fleet utilization(1)	96%	89%	96%
Wireline - fracturing fleet integration percentages	88%	77%	79%
Average annualized revenue per fleet deployed(2)	$79,517	$91,403	$76,430
Average annualized adjusted gross profit per fleet deployed(2)	$19,875	$20,453	$18,569
Adjusted gross profit	$109,314	$122,717	$102,130

Other Services:
Revenues	$6,610	$10,490	$7,370
Cost of services	5,409	10,871	6,271
Depreciation and amortization	502	840	631
Operating income (loss)	699	(1,221)	468
Adjusted gross profit (loss)	$1,201	$(381)	$1,099

(1)	Average hydraulic frac fleet utilization is calculated using fully-utilized fleets divided by deployed fleets.

(2)
For the third quarter of 2019, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 22.0 fully-utilized hydraulic fracturing fleets. For the second quarter of 2019, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 22.0 fully-utilized hydraulic fracturing fleets.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Nine Months Ended September 30,
	2019	2018
Completion Services:
Revenues	$1,269,681	$1,625,798
Cost of services	972,932	1,261,676
Depreciation and amortization	197,152	174,376
Operating income	$98,331	$186,731

Average hydraulic fracturing fleets deployed	23.0	26.4
Average hydraulic fracturing fleet utilization(1)	94%	96%
Wireline - fracturing fleet integration percentages	82%	75%
Average annualized revenue per fleet deployed(2)	$78,014	$85,344
Average annualized adjusted gross profit per fleet deployed(2)	$18,233	$19,126
Adjusted gross profit	$296,749	$364,349

Other Services:
Revenues	$23,659	$24,659
Cost of services	22,655	26,216
Depreciation, amortization and administrative expenses, and impairment	2,007	3,557
Operating loss	(1,003)	(5,114)
Adjusted gross profit (loss)	$1,004	$(1,557)

(1)	Average hydraulic frac fleet utilization is calculated using fully-utilized fleets divided by deployed fleets.

(2)
For the nine months ended September 30, 2019, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 21.7 fully-utilized hydraulic fracturing fleets.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30, 2019
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$43,505	$699	$(40,646)	$3,558
Interest expense, net	—	—	5,215	5,215
Income tax benefit	—	—	(820)	(820)
Depreciation and amortization	64,735	502	3,471	68,708
EBITDA	$108,240	$1,201	$(32,780)	$76,661
Plus Management Adjustments:
Acquisition, integration and expansion(1)	—	—	6,651	6,651
Non-cash stock compensation (2)	—	—	5,488	5,488
Adjusted EBITDA	$108,240	$1,201	$(20,641)	$88,800

Three Months Ended September 30, 2019
Corporate and Other
Selling, general and administrative expenses	$33,230
Less Management Adjustments:
Acquisition, integration and expansion(1)	6,651
Non-cash stock compensation (2)	5,488
Adjusted selling, general and administrative	$21,091
(1) Represents transaction costs related to the Merger with C&J recorded in selling, general and administrative expenses.
(2) Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan (the "Equity Plan"). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30, 2019
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$36,856	$468	$(42,305)	$(4,981)
Interest expense, net	—	—	5,477	5,477
Income tax benefit	—	—	564	564
Depreciation and amortization	65,672	631	3,583	69,886
EBITDA	$102,528	$1,099	$(32,681)	$70,946
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	6,108	6,108
Non-cash stock compensation (2)	—	—	5,637	5,637
Other	—	—	(326)	(326)
Adjusted EBITDA	$102,528	$1,099	$(21,262)	$82,365

Three Months Ended June 30, 2019
Corporate and Other
Selling, general and administrative expenses	$32,571
Less Management Adjustments:
Acquisition, integration and expansion(1)	6,108
Non-cash stock compensation (2)	5,637
Other	$(326)
Adjusted selling, general and administrative	$21,152
(1) Represents transaction costs related to the Merger with C&J recorded in selling, general and administrative expenses.
(2) Represents non-cash amortization of equity awards issued under the Equity Plan. According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$56,771	$(1,221)	$(24,771)	$30,779
Interest expense, net	—	—	5,978	5,978
Income tax expense	—	—	2,623	2,623
Depreciation and amortization	64,579	840	2,868	68,287
EBITDA	$121,350	$(381)	$(13,302)	$107,667
Plus Management Adjustments:
Acquisition, integration and expansion (1)	227	—	301	528
Non-cash stock compensation (2)	—	—	4,809	4,809
Others (3)	—	—	(12,127)	(12,127)
Adjusted EBITDA	$121,577	$(381)	$(20,319)	$100,877

Three Months Ended September 30, 2018
Corporate and Other
Selling, general and administrative expenses	$27,783
Less Management Adjustments:
Acquisition, integration and expansion(1)	301
Non-cash stock compensation (2)	4,809
Others (3)	$2,765
Adjusted selling, general and administrative	$19,908

(1)
Represents integration costs related to the asset acquisition from Refinery Specialties, Incorporated (“RSI”), of which $0.2 million was recorded in cost of services and $0.3 million was recorded in selling, general and administrative expenses.

(2)
Represents non-cash amortization of equity awards issued under the Equity Plan. According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.

(3)
Represents gain of $14.9 million recognized for insurance proceeds received in connection with a fire that damaged a portion of one hydraulic fracturing fleet on July 1, 2018, which was recorded in (gain) loss on disposal of assets, offset by $2.8 million of legal contingencies, which were recorded in selling, general and administrative expenses.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Nine Months Ended September 30, 2019
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$98,331	$(1,003)	$(120,557)	$(23,229)
Interest expense, net	—	—	16,087	16,087
Income tax expense	—	—	718	718
Depreciation and amortization	197,152	2,007	10,910	210,069
EBITDA	$295,483	$1,004	$(92,842)	$203,645
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	12,759	12,759
Non-cash stock compensation (2)	—	—	15,098	15,098
Others (3)	—	—	3,794	3,794
Adjusted EBITDA	$295,483	$1,004	$(61,191)	$235,296

Nine Months Ended September 30, 2019
Corporate and Other
Selling, general and administrative expenses	$93,737
Less Management Adjustments:
Acquisition, integration and expansion(1)	12,759
Non-cash stock compensation (2)	15,098
Others (3)	$3,794
Adjusted selling, general and administrative	$62,086

(1)	Represents transaction costs related to the Merger with C&J recorded in selling, general and administrative expenses.

(2)
Represents non-cash amortization of equity awards issued under the Equity Plan. According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.

(3)	Represents legal contingencies, which is recorded in selling, general and administrative expenses.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Nine Months Ended September 30, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$186,731	$(5,114)	$(128,414)	$53,203
Interest expense, net	—	—	27,285	27,285
Income tax expense	—	—	4,855	4,855
Depreciation and amortization	174,376	3,557	9,809	187,742
EBITDA	$361,107	$(1,557)	$(86,465)	$273,085
Plus Management Adjustments:
Acquisition, integration and expansion (1)	227	—	16,382	16,609
Offering-related expenses (2)	—	—	12,969	12,969
Non-cash stock compensation (3)	—	—	11,924	11,924
Others (4)	—	—	(11,138)	(11,138)
Adjusted EBITDA	$361,334	$(1,557)	$(56,328)	$303,449

Nine Months Ended September 30, 2018
Corporate and Other
Selling, general and administrative expenses	$85,792
Less Management Adjustments:
Acquisition, integration and expansion(1)	448
Offering-related expenses (2)	12,969
Non-cash stock compensation (3)	11,924
Others (4)	3,754
Adjusted selling, general and administrative	$56,697

(1)
Represents adjustment to the contingent value right liability based on the final agreed-upon settlement, which was recorded in other income (expense), net and a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired as part of the acquisition of the majority of the U.S. assets and assumed certain liabilities of Trican Well Service L.P., which was recorded in (gain) loss on disposal of assets. Also represents integration costs related to the asset acquisition from RSI, of which $0.2 million was recorded in cost of services and $0.3 million was recorded in selling, general and administrative expenses.

(2)
Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.

(3)
Represents non-cash amortization of equity awards issued under the Equity Plan. According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.

(4)
Represents gain recognized for insurance proceeds received in connection with a fire that damaged a portion of one hydraulic fracturing fleet on July 1, 2018, which was recorded in (gain) loss on disposal of assets. Also represents legal contingencies and rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility, which were recorded in selling, general and administrative expenses.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30, 2019
	Completion Services	Other Services	Total
Revenue	$437,343	$6,610	$443,953
Cost of services	328,029	5,409	333,438
Gross profit excluding depreciation and amortization	109,314	1,201	110,515
Management adjustments associated with cost of services	—	—	—
Adjusted Gross Profit	$109,314	$1,201	$110,515

	Three Months Ended June 30, 2019
	Completion Services	Other Services	Total
Revenue	$420,363	$7,370	$427,733
Cost of services	318,232	6,271	324,503
Gross profit excluding depreciation and amortization	102,131	1,099	103,230
Management adjustments associated with cost of services	—	—	—
Adjusted Gross Profit	$102,131	$1,099	$103,230

	Three Months Ended September 30, 2018
	Completion Services	Other Services	Total
Revenue	$548,418	$10,490	$558,908
Cost of services	425,928	10,871	436,799
Gross profit (loss) excluding depreciation and amortization	122,490	(381)	122,109
Management adjustments associated with cost of services(1)	227	—	227
Adjusted Gross Profit (Loss)	$122,717	$(381)	$122,336

(1)	Represents integration costs related to the asset acquisition from RSI.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
(formerly Keane Group, Inc.)
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Nine Months Ended September 30, 2019
	Completion Services	Other Services	Total
Revenue	$1,269,681	$23,659	$1,293,340
Cost of services	972,932	22,655	995,587
Gross profit excluding depreciation and amortization	296,749	1,004	297,753
Management adjustments associated with cost of services	—	—	—
Adjusted Gross Profit	$296,749	$1,004	$297,753

	Nine Months Ended September 30, 2018
	Completion Services	Other Services	Total
Revenue	$1,625,798	$24,659	$1,650,457
Cost of services	1,261,676	26,216	1,287,892
Gross profit (loss) excluding depreciation and amortization	364,122	(1,557)	362,565
Management adjustments associated with cost of services	227	—	227
Adjusted Gross Profit (Loss)	$364,349	$(1,557)	$362,792